UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sale of Equity Securities.

As of September 1, 2026, Bain Capital Private Credit (the "Fund") sold unregistered Class I common shares of beneficial interest (the "Shares") to feeder vehicles primarily created to hold the Fund's Shares. The purchase price per Share equaled the Fund's net asset value ("NAV") per Share as of August 31, 2026, and the number of shares to be issued was finalized on September 25, 2026. The offer and sale of these Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. The following table details the Shares sold:

	Amount of Class I Common Shares	Consideration
As of September 1, 2026	192,455	$5.0	million

Item 7.01 Regulation FD Disclosure.

September 2026 Distributions

On September 25, 2026, the Fund declared a regular distribution for the Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875

On September 25, 2026, the Fund also declared a special distribution for the Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.0300	$0.00	$0.0300

The regular and special distributions for the Shares are payable to shareholders of record as of September 30, 2026, and will be paid on or about October 30, 2026.

The distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value

The NAV per share for Class I Shares of the Fund as of August 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of August 31, 2026
Class I Shares	$$25.98

As of August 31, 2026, the Fund’s aggregate NAV was $1,153.6 million, the fair value of its investment portfolio was $2,379.1 million and it had principal debt outstanding of $1,351.8 million, resulting in a debt-to-equity ratio of approximately 1.17x. The net debt-to-equity ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 1.09x as of August 31, 2026.

Portfolio Update

As of August 31, 2026, the Fund’s investment portfolio at fair value was approximately $2,379.1 million across 173 portfolio companies operating across 29 different industries. As of August 31, 2026, based on fair value, the Fund’s investment portfolio was comprised of 86% in first lien senior secured debt, 1% of second lien senior secured debt, 6% in subordinated debt, 2% in preferred equity, 1% in common equity and 4% in an investment vehicle. 93% of the Fund’s debt investment portfolio was floating rate as of August 31, 2026.

Shares Issued

The following table lists the Shares by the Fund issued and outstanding and total consideration for such Shares as of the date of this filing (through the September 1, 2026 subscription date).

	Common Shares Issued	Total Consideration
Class I Shares	45,700,115	$1,171.7	million
Total	45,700,115	$1,171.7	million

Share Repurchase and Subscription Update

On August 3, 2026, the Fund commenced a tender offer to repurchase up to 5% of its Class I shares outstanding as of June 30, 2026, which expired on August 31, 2026. Prior to the expiration of the tender offer, approximately 91,231 Class I shares were validly tendered, representing 0.21% of the Fund's outstanding shares as of June 30, 2026.

Subsequent to June 30, 2026, the Fund has received additional subscriptions of approximately $16.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date:	September 25, 2026	By:	/s/ Amit Joshi
Name: Amit Joshi Title: Principal Financial Officer